Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is dated effective as of the 15th day of July, 2024 (the “Effective Date”).

BETWEEN:

YERBAE BRANDS CORP., a company incorporated under the laws of the Province of British Columbia and having an address at 18801 N. Thomson Peak Parkway, Suite D-380, Scottsdale, Arizona, 85255, United States of America

(the “Borrower”)

AND:

Karrie Gibson, an individual having an address at 18801 N Thompson Peak Parkway, Suite 380, Scottsdale AZ 85255

(the “Lender”)

WHEREAS:

A.	The Lender has agreed to provide a loan in the aggregate principal amount of up to $330,000 (the “Principal Amount”) to the Borrower in accordance with the terms and conditions of this Agreement (the “Loan”), with an original issue discount of $30,000 (“Original Issuance Discount”); and

B.	The Borrower wishes to borrow monies from the Lender on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower (each, a “Party” and, together, the “Parties”) covenant and agree as set forth below:

1.	DEFINITIONS; INTERPRETATION

1.1	For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the Parties or the context otherwise require(s):

(a)	“$” means lawful currency of the United States;

(b)	“Advance Date” has the meaning set out in Section 2.1;

(c)	“Agreement” means this Agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;

(d)	“Borrower’s Indebtedness” means all present and future indebtedness and liability, direct and indirect, of the Borrower to the Lender arising under and pursuant to this Agreement (including, without limitation, at any point in time the Principal Amount outstanding under the Loan, all unpaid accrued interest thereon and all fees and costs and expenses then payable in connection therewith);

(e)	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the Province of British Columbia are authorized or required by law to close;

(f)	“Effective Date” means July 1st, 2024;

(g)	“Event of Default” means the occurrence of any one or more of the following events:

(i)	the Borrower fails to pay any of the Borrower’s Indebtedness when due and fails to cure such default within thirty (30) days after written notice of default is sent by or on behalf of the Lender;

(ii)	the Borrower materially defaults on or in the observance or performance of any non-monetary covenant or agreement contained herein, and fails to cure such default within thirty (30) days after written notice of default is sent by or on behalf of the Lender;

(iii)	the Borrower ceases, or threatens to cease, to carry on its business as the same is conducted by it from time to time;

(iv)	the Borrower files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, provincial or other statute, law or regulation relating to bankruptcy, insolvency or other relief for borrowers, or seeks, or consents to or acquiesces in, the appointment of any trustee, receiver or liquidator of the Borrower, or makes any general assignment for the benefit of creditors, or admits in writing the Borrower’s inability to pay its debts generally as they become due; or

(v)	a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, provincial or other statute, law or regulation relating to bankruptcy, insolvency or other relief for borrowers, and such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof;

(h)	“Loan” means the term loan in the Principal Amount to be made by the Lender to the Borrower pursuant to this Agreement;

(i)	“Maturity Date” means the date that is the earlier of: (i) eleven months following the date hereof; and (ii) such other date as the Lender and the Borrower may mutually agree on, in writing;

(j)	“Original Issuance Discount” has the meaning set out in Recital A;

(k)	“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof;

(l)	“Principal Amount” has the meaning set out in Recital A; and

(m)	“Term” has the meaning set out in Section 3.1.

2.	PRINCIPAL AMOUNT

2.1	Subject to the terms and conditions of this Agreement, the Lender agrees to advance the Principal Amount less the Original Issuance Discount to the Borrower on July 1st, 2024 (the “Advance Date”).

3.	TERM AND TERMINATION

3.1	The term of the Loan (the “Term”) will commence on the Effective Date and mature on the Maturity Date.

3.2	Notwithstanding Section 3.1 and anything else contained in this Agreement, the Term will end earlier than the Maturity Date upon full repayment of the Borrower’s Indebtedness in accordance with Section 5 or upon a demand made by the Lender in accordance with Section 7.1 of this Agreement.

4.	REPAYMENT

4.1	Subject to earlier repayment of the Borrower’s Indebtedness in full in accordance with Section 5, on the Maturity Date the Borrower will pay to the Lender, in full, the Borrower’s Indebtedness then outstanding.

4.2	Notwithstanding anything in this Agreement to the contrary, any payment of the Borrower’s Indebtedness that is due on a date other than a Business Day will be made on the next succeeding Business Day.

5.	PREPAYMENT

5.1	Provided that there is no outstanding Event of Default, the Borrower will be entitled to prepay all of the Borrower’s Indebtedness, at any time and from time to time, without notice, bonus or penalty.

5.2	If any payment is received at any time while an Event of Default remains outstanding or after demand has been made by the Lender in accordance with Section 7.1, the Lender may appropriate such payment to such part or parts of the Borrower’s Indebtedness as the Lender in its sole discretion may determine and the Lender may from time to time revoke and change any such appropriation.

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Borrower represents and warrants to the Lender as follows:

(a)	it has been duly incorporated and is validly subsisting as a corporation or company under the laws of its jurisdiction of incorporation;

(b)	it has the power, authority and right to enter into and deliver, and to exercise its rights and perform its obligations under, this Agreement and all other instruments and agreements delivered by it in connection with the Loan; and

(c)	the execution, delivery and performance of this Agreement, and every other instrument or agreement delivered by it pursuant to this Agreement, has been duly authorized by all actions, if any, required on its part and by its shareholders and directors (or, where applicable, partners, members, unitholders, trustees or managers), and each of such documents has been duly executed and delivered and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to any limitation under applicable laws relating to bankruptcy, winding-up, insolvency, arrangement, other laws of general application affecting the enforcement of creditors’ rights and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

6.2	The Lender represents and warrants to the Borrower that:

(a)	the execution and delivery by the Lender of this Agreement and the performance by it of its obligations hereunder, do not and will not conflict with or result in a breach of any of the terms, conditions, or provisions of:

(i)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking; or

(ii)	any agreement or instrument to which it or any of its property assets or undertakings is a party or bound, the breach of which could reasonably be expected to have a material adverse effect or result in, or require or permit the imposition of any Lien in or with respect to the property, assets and undertakings now owned or hereafter acquired by it;

(b)	if applicable, it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(c)	the Lender has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if a Lender is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Lender; and

(d)	the Lender has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Lender enforceable against the Lender.

7.	EFFECT OF EVENT OF DEFAULT

7.1	In the event of the occurrence of an Event of Default, on the demand of the Lender, the Borrower’s Indebtedness will immediately become due and payable.

8.	WAIVER

8.1	The Lender may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement; but any waiver by the Lender of such breach or default, or any failure to take any action to enforce its rights under this Agreement, will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

9.	MISCELLANEOUS

9.1	All notices, requests and demands hereunder, which may or are required to be given by or to a Party pursuant to any provision of this Agreement, shall be given or made in writing and shall be delivered by courier, prepaid registered mail or email to the address or email address of the Party as set out on the first page of this Agreement, or to such other address or email address as a Party may, from time to time, advise to the other Party by notice in writing. All notices, requests and demands hereunder shall be deemed to have been received, if delivered by courier or prepaid registered mail, on the day of delivery (regardless of whether such delivery is accepted), and if sent by email, on the next Business Day after the email was sent.

9.2	Each Party will forthwith at all times, and from time to time, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of the other Party, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

9.3	Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by the Borrower or the Lender without the prior written consent of the other Party, which consent may not be arbitrarily withheld.

9.4	No amendment, waiver or modification of, or agreement collateral to, this Agreement will be enforceable unless it is by a formal instrument in writing expressed to be a modification of this Agreement and executed in the same manner as this Agreement.

9.5	The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.6	This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the Parties attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

9.7	Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

9.8	The Lender acknowledges that:

(a)	this Agreement was prepared by Clark Wilson LLP as counsel for the Borrower;

(b)	Clark Wilson LLP has received instructions from the Borrower in respect of this Agreement and does not represent the Lender;

(c)	the Lender has been requested to obtain their own independent legal advice;

(d)	the Lender has been given adequate time to obtain independent legal advice;

(e)	by signing this Agreement, the Lender confirms they fully understand this Agreement; and

(f)	by signing this Agreement without first obtaining independent legal advice, the Lender waives their right to obtain legal advice.

9.9	This Agreement may be executed by the Parties in counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by email or other form of electronic transmission and such transmission will be deemed to be an original and be effective for all purposes.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date set forth on page one of this Agreement.

YERBAE BRANDS CORP.

Per:	/s/ Todd Gibson
Todd Gibson
CEO

/s/ Karrie Gibson
Karrie Gibson - Lender

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